                                 EXHIBIT 10.20

                   LEASE BETWEEN PARTNERSHIP LEASING L.L.C.
                                AND THE COMPANY

                                LEASE AGREEMENT

       THIS LEASE AGREEMENT ("Lease") made this 13th day of November, 1996, between PARTNERSHIP LEASING L.L.C., a Washington limited liability company ("Landlord"), and STUART ENTERTAINMENT, INC., a Delaware corporation ("Tenant").

       As parties hereto, Landlord and Tenant agree:

1. LEASE: The following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease:

       (a) BUILDINGS. Located on the real property ("Land") described on Exhibits A-1 ("Building One") and A-2 ("Building Two") (collectively the "Buildings") attached hereto, located in Snohomish County, State of Washington.

       (b)    PREMISES.  Consisting of the Buildings and the Land.

       (c)    COMMENCEMENT DATE.  November 13, 1996.

       (d)    EXPIRATION DATE.  November 13, 2006.

       (e) RENT. $924,000 per annum, payable in twelve equal monthly installments of $77,000 each.

       (f)    NOTICE ADDRESSES:


                     Landlord:             Partnership Leasing
                                           2807 Lincoln Way
                                           Lynnwood, Washington 98037
                                           Attn: Harry Poll

                     Tenant:               Stuart Entertainment, Inc.
                                           3211 Nebraska Avenue
                                           Council Bluffs, Iowa 51501
                                           Attn: President

       (g) EXHIBITS. The following exhibits or riders are made a part of this Lease:


                     Exhibit A-1   -       Building One Legal Description
                     Exhibit A-2   -       Building Two Legal Description
                     Exhibit B     -       Parking Area Legal Description

2. PREMISES: Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1(b) hereof.

3. COMMENCEMENT AND EXPIRATION DATES: The Commencement Date shall be the date specified in Section 1(c). The Lease shall expire on the date specified in Section 1(d).

4.     INTENTIONALLY OMITTED

5. RENT: Tenant shall pay without notice the Rent and Additional Rent (as defined in Section 17(e)) without deduction or offset in lawful money of the United States in advance on or before the first day of each month at Landlord's Notice Address set forth in Section l(f) hereof, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent for any partial month at the beginning or end of the Lease term shall be prorated in proportion to the number of days in such month.

6. USES: The Premises are to be used only for general office, warehouse, storage and manufacturing and other lawful purposes ("Permitted Uses"), and for no other business or purpose. Tenant shall not knowingly commit any act that will increase the then existing rate of insurance on the Building without Landlord's consent. Tenant shall promptly pay upon demand the amount of any increase in insurance rates caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or which is unlawful. Tenant shall comply with all laws relating to its use or occupancy of the Premises. If any applicable statutes, ordinances, rules, regulations, orders or other requirements of any municipal, county, state, federal or other governmental agency or authority having jurisdiction over the Premises in effect at any time during the term (collectively, "Laws") (i) prohibit Tenant from using the Premises for the manufacturing, printing and sale of pulltab products and bingo related products, or (ii) limit or otherwise interfere with Tenant's use of the Premises for manufacturing and printing of pulltab products and bingo related products to the extent such use of the Premises becomes commercially impracticable, the Tenant may elect to terminate this Lease by notice to Landlord within thirty (30) days after Tenant has learned that such use of the Premises will be prohibited or commercially impracticable.

7.     SERVICES AND UTILITIES:

       (a) MAINTENANCE AND UTILITIES. Except for work required as a result of the Landlord's negligence or intentional acts, and except as provided in
Section 9 below, Tenant shall maintain the Premises in good order and condition at all times during the term of this Lease. All services and utilities shall be furnished to the Premises by or at the instance of Tenant and at Tenant's sole cost and expense.

       (b) INTERRUPTION OF SERVICES. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure





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
of such services due to any cause whatsoever, except as a result of Landlord's negligence or intentional misconduct. No interruption or failure of such services shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.

8.     COSTS OF OPERATIONS AND REAL ESTATE TAXES:

       (a) ADDITIONAL RENT. Tenant shall pay as Additional Rent all operating costs and taxes associated with the Premises.

       (b) DEFINITIONS. For the purposes of this section, "taxes" shall mean taxes and assessments on real and personal property payable during any calendar year with respect to the Land, the Buildings and all property of Tenant or Landlord, real or personal, used in the operation of the Premises, together with any taxes levied or assessed in addition to or in lieu of any such taxes or any tax upon leasing of the Premises or the rents collected (excluding any net income or franchise tax).

       "Operating costs" or "costs" shall mean all expenses of maintaining, operating and repairing the Premises and the personal property used in connection therewith, including without limitation insurance premiums, utilities, maintenance, repairs and other expenses of maintaining, operating or repairing the Premises.

       (c) REAL PROPERTY TAXES. Subject to Tenant's right to contest taxes (defined below), Tenant shall pay prior to delinquency all taxes. Taxes due in any calendar year a part of which calendar year is included in a period of time before the Lease term or after the termination or expiration of the Lease term shall be prorated between Tenant and Landlord. In the event any special assessment is levied or assessed against the Premises, which special assessment becomes due and payable during the term of this Lease and which may be legally paid in installments, Tenant shall pay such special assessments in installments over the maximum amount of installments as legally allowable. Tenant shall be liable only for those installments of such special assessments which become due and payable during the term and Renewal Period (if applicable) of this Lease. Landlord agrees to execute or join with Tenant in the execution of any application or other instrument that may be necessary to permit the payment of such special assessments in installments. Special assessments which may be paid in installments shall be prorated at the beginning of and the end of the term (or Renewal Period if applicable) as herein above provided.

       (d) PERSONAL PROPERTY TAXES. Tenant shall pay all personal property taxes with respect to property of Tenant located on the Premises.

       (e) CONTEST OF TAXES. Landlord shall promptly deliver to Tenant any notices received by Landlord of proposed increases in assessed valuation or other increases in applicable taxes. Tenant at its sole cost and expense may, after prior written notice to Landlord, by appropriate legal proceedings conducted in good faith and with due diligence, contest the amount or validity or application, in whole or in part, of any tax, assessment or lien therefor, if, and only if:





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
              (i) Neither the Premises nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost; and

              (ii) Tenant shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by Landlord. Tenant shall indemnify, protect, defend and hold harmless Landlord and the Premises from any lien or liability with respect to any such taxes or contest thereof, including all costs and expenses related thereto.

9. CARE OF PREMISES: Tenant shall perform all maintenance and repairs to the Premises reasonably necessary to maintain the Premises in good condition and repair, subject to normal wear and tear, throughout the term of this Lease, including the roof, exterior walls and foundation; provided, however, that Landlord shall be responsible for the cost of any major repair or replacement to the roof, exterior walls or foundation reasonably required during the first five years of the Lease Term. Except as herein specifically provided, Landlord shall not be required to maintain or repair any part of the Premises. Tenant shall take good care of the Premises. Tenant shall not make any material alterations, additions or improvements ("Alterations") in or to the Premises, or any material modification to any plumbing or wiring ("Changes") without first obtaining the written consent of Landlord and, where appropriate, in accordance with plans and specifications approved by Landlord. For the purposes hereof, alterations, additions, or improvements that are non-structural and do not exceed $50,000 per year in cost shall not be deemed material. Tenant shall reimburse Landlord for any reasonable sums expended for examination and approval of architectural or mechanical plans and specifications of the Alterations and Changes and direct costs reasonably incurred during any inspection or supervision of the Alterations or Changes. All damages or injury done to the Premises by Tenant or by any persons who may be in or upon the Premises with the express or implied consent of Tenant shall be paid for by Tenant. Tenant may, from time to time, change the locks on the doors to the Buildings without Landlord's consent; provided, however, Tenant shall deliver to Landlord two sets of keys to such new locks immediately after the installation of such locks.

       Landlord shall join with Tenant at Tenant's expense, in applying for and securing from any governmental authority having jurisdiction thereof, any permits or licenses which may be necessary in connection with the making of any alterations, additions, or repairs and shall, upon request by Tenant, execute or join in the execution of any application for such licenses and permits, provided Landlord shall not incur any expense or liability.

       Tenant shall cause any mechanic's or materialman's liens arising by reasons of such work to be promptly paid, bonded or otherwise discharged and shall indemnify and hold Landlord harmless from any cost or expense occasioned thereby. Landlord shall be permitted to enter the Premises to post notices of non-responsibility.

10. ACCESS: Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times during normal business hours for the purpose of inspecting the same. Upon reasonable notice, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of twelve (12) months prior to the expiration or sooner termination of the Lease term.

11.    DAMAGE OR DESTRUCTION:

       (a) DAMAGE AND REPAIR. If either Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty percent (20%) of the replacement value of such Building (exclusive of foundations) just prior to the occurrence of the damage, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may, no later than the sixtieth day following the damage, give notice of election to terminate this Lease with respect to such Building and the portion of the Land upon which it is located. In the event of such election, this Lease shall be deemed to terminate with respect to such Building on the thirtieth day after the giving of such notice, and Tenant shall surrender possession of such Building within a reasonable time thereafter, and the Rent and Additional Rent shall be apportioned as of the date of Tenant's surrender. If Landlord does not so elect, or if the cost of restoration shall amount to less than twenty percent (20%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, Landlord shall restore the Building and the Premises with improvements substantially comparable in quality and size to the improvements to the Premises at the commencement of this Lease with reasonable diligence and promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments. To the extent that the Premises are rendered untenantable, the Rent shall proportionately abate. If such repairs or restoration cannot reasonably be accomplished within 180 days, then Tenant may, by notice in writing to Landlord prior to the commencement of any such repairs or restoration by Landlord, terminate this Lease (as provided in the second sentence of this Section 11(a)).

       (b) DESTRUCTION DURING LAST YEAR OF TERM. In case either Building shall be substantially destroyed by fire or other cause at any time during the last twelve (12) months of the term of this Lease, either Landlord or Tenant may terminate this Lease with respect to such Building upon written notice to the other within sixty (60) days of the date of such destruction.

       (c) RENT ON PARTIAL TERMINATION. In the event of a termination of this Lease with respect to one Building under Section 11(a) above, or under
Section 23 (relating to condemnation), then the Rent payable pursuant to Section l(f) during the initial ten year term of this Lease ("Initial Term") with respect to the remainder of the Premises shall be $444,000 per annum ($37,000 per month) if the remaining Building is Building One, and $480,000 ($40,000 per month) if the remaining Building is Building Two.

       (d) TENANT'S RIGHTS UPON PARTIAL TERMINATION. In the event this Lease is terminated with respect to one Building under Section 11(a) above or under Section 23 (relating to Condemnation), then within sixty (60) days following Landlord's notice of election to terminate this Lease pursuant to
Section 11(a) or within sixty (60) days of the notice by either Landlord or Tenant to terminate with respect to one Building pursuant to Section 23(a), Tenant





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
shall have the right to elect to terminate this Lease with respect to the remaining Building by notice in writing to Landlord within such sixty (60) day period, which termination shall be effective upon the date ("Termination Date") specified in such notice but not earlier than twelve (12) months following the date of such notice. Tenant shall pay rental with respect to the remaining Building in accordance with Section 11(c) through the Termination Date.

12. WAIVER OF SUBROGATION: Whether the loss or damage is due to the negligence of either Landlord or Tenant or any other cause, Landlord and Tenant each hereby release and relieve the other, its agents or employees, from responsibility for, and waive its entire claim of recovery for (i) any loss or damage to its real or personal property located anywhere in the Premises, including the Buildings, arising out of or incident to the occurrence of any of the perils which are covered by its property and related insurance policies, and (ii) any loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils covered by any business interruption or loss of rental income insurance policy held by it. Each party shall use best efforts to cause its insurance carriers to consent to the foregoing waiver. Notwithstanding the foregoing, no such release shall be effective except to the extent the applicable insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

13. INDEMNIFICATION: Tenant shall indemnify and hold Landlord harmless from and against liabilities, damages, losses, claims and expenses, including attorneys fees, arising from the use or occupancy of the Premises by Tenant, any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, employees, clients or customers in or about the Buildings or Premises or arising from, any injury or damage to any person or property, occurring in or about the Buildings or Premises or arising from any breach or default under this Lease by Tenant. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord, its officers, principals, employees, agents, contractors or representatives.

       Landlord shall indemnify and hold Tenant harmless from any activity, work or thing done by Landlord, its officers, principals, agents, contractors, representatives or employees, in or about the Premises, and shall indemnify and hold Tenant harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any negligence of Landlord or any of Landlord's officers, principals, agents, contractors, representatives, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant and Landlord. Nothing contained herein shall make Landlord responsible for or relieve Tenant from liability for any loss, damage, liability or expense caused by or arising from any act or omission of Tenant, its officers, agents, employees or contractors, or from any breach or default in the





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
performance of any obligation on Tenant's part to be performed under this Lease or any breach of warranty by Tenant.

14. INSURANCE: Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect the following insurance coverages:

       (a) TENANT'S LIABILITY INSURANCE. Commercial general liability insurance including contractual liability coverage, insuring Tenant's activities upon, in or about the Premises or the Building against claims of bodily injury or death or property damage or loss with a limit of not less than Five Million Dollars ($5,000,000) combined single limit which shall name Landlord as an additional insured. Such coverage may be achieved by using umbrella liability insurance otherwise meeting the requirements of this Section 14.

       (b) PHYSICAL PROPERTY DAMAGE INSURANCE. Physical damage insurance covering all real and personal property, located on or in, or constituting a part of, the Premises, in an amount equal to at least one hundred percent (100%) of the new replacement cost of such property (or such lesser amount as Landlord may approve in writing). Such insurance shall (a) be provided on an "all risk" form of property coverage, and (b) cover explosion of steam and pressure boilers and similar apparatus located in the Premises (including earthquake and earth movement coverage as long as the same is readily available in the commercial insurance market at reasonable rates in relation to the coverage provided), subject in each case to deductibles no greater than for similar properties in the vicinity of the Premises. Such insurance shall name Landlord and the holder of any first mortgage or deed of trust on any portion of the Premises as loss payees as their respective interests may appear. Such insurance shall provide for rental interruption coverage for Rents payable under this Lease to Landlord for at least twelve (12) months following any insured loss.

       (c) INSURANCE POLICY REQUIREMENTS. All insurance policies required under this Section 14 shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days' prior written notice to Landlord. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies. Policies required hereunder may provide for reasonable deductible amounts consistent with the insurance carried by prudent property owners for similar properties in the vicinity of the Premises.

15.    ASSIGNMENT AND SUBLETTING:

       (a) ASSIGNMENT OR SUBLEASE. Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease or sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay. Notwithstanding the foregoing, Tenant may assign this Lease to a majority-owned subsidiary of Tenant without the consent of Landlord. No such assignment, subletting or other transfer (with or without the consent of Landlord) shall relieve Tenant of any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In connection with each request for an assignment or subletting, Tenant shall pay $1000 for the cost of processing such assignment or subletting, including attorneys fees, upon demand of Landlord. Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments.

       If Tenant is a corporation or partnership, any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, a majority of its outstanding voting stock or partnership interests shall constitute an assignment for the purpose of this Section 15.

       (b) ASSIGNEE OBLIGATIONS. Any assignee of this Lease shall assume in writing all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent and performance of all terms, covenants and conditions of this Lease.

16.    LIENS AND INSOLVENCY:

       (a) LIENS. Tenant shall keep its interest in this Lease and any property of Tenant (other than unattached personal property) and the Premises, the Land and the Buildings free from any liens or other encumbrances arising out of any work performed or materials ordered or obligations incurred by or on behalf of Tenant and shall indemnify and hold Landlord harmless from any liability or loss as a result of any such lien. In the event any lien is filed against the Buildings, the Land or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant's expense immediately either cause such lien to be released of record or furnish to Landlord a bond in form and amount and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord, the Land and the Buildings against all liability, costs and expenses, including attorneys fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice no Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant, if, and only if, such proceedings suspend the collection thereof against Landlord and the Premises and neither the Buildings nor the Land nor any part thereof or interest therein is or will be at any risk of being sold, forfeited or lost.

       (b) INSOLVENCY. If Tenant becomes insolvent or voluntarily or involuntarily becomes a debtor or alleged debtor in a bankruptcy proceeding, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, and, in the event of any insolvency petition filed against Tenant, the same is not dismissed, discontinued or vacated within sixty (60) days of filing, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.





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
17.    DEFAULT:

       (a) CUMULATIVE REMEDIES. All rights of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restrain by injunction the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

       (b) TENANT'S RIGHT TO CURE. Tenant shall have a period of five (5) business days from the date of written notice specifying the nature of such default from Landlord to Tenant within which to cure any default in the payment of Rent, Additional Rent or other sums due hereunder. Tenant shall have a period of thirty (30) days from the date of written notice specifying the nature of such default from Landlord to Tenant within which to cure any other default hereunder which is capable of being cured by Tenant; provided, however, that with respect to any default capable of being cured by Tenant but which cannot be cured within such thirty (30) day period, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days and for so long as Tenant is diligently prosecuting the cure thereof.

       (c) LANDLORD'S REENTRY. Subject to Landlord's duty to mitigate damages under applicable law, upon a default under this Lease by Tenant and expiration of any applicable cure period, Landlord, at its option, may enter the Premises or any part thereof, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, remodel and change the Premises, Tenant remaining liable for any deficiency computed as provided in Section 17(d). In the case of any default, reentry and/or dispossession by summary proceedings or otherwise, all Rent and Additional Rent shall become due thereupon and be paid up to the time of such reentry or dispossession, together with such expenses as Landlord may reasonably incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 32(f) hereof, accruing from the date of any such expenditure by Landlord.

       (d) RELETTING THE PREMISES. At the option of Landlord, rents received by Landlord from any reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder; second, to the payment of reasonable costs and expenses of such reletting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any repairs, remodeling and changes in the Premises; third, to the payment of Rent and Additional Rent due and to become due hereunder, and, if after so applying said Rents there is any deficiency in the Rent or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the





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
amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. Subject to any applicable duty to mitigate damages, the failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder. No such reentry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the then present value of the Rent and Additional Rent reserved in this Lease for the balance of the Term, as it may have been extended, in excess of the greater of (i) the then fair market rental value of the Premises for the same period, plus all court costs and reasonable attorneys fees incurred by Landlord in the collection of the same, or (ii) the amount of Rent being paid by any new tenant.

       (e) NONPAYMENT OF ADDITIONAL RENT. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed "Additional Rent" and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

       (f) DEFAULT BY LANDLORD. The failure by Landlord to perform or observe any provisions of this Lease by Landlord to be performed or observed shall constitute a default by Landlord if the failure is not cured within thirty (30) days after written notice thereof has been given by Tenant to Landlord, and to the holder of any mortgage or deed of trust on the Premises of whom Tenant has notice pursuant to Section 18, below; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required to cure, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. Notices given under this Section shall specify the alleged default and the applicable lease provisions.

       (g) TENANT'S REMEDIES. In the event of any such default or breach by Landlord, then, in addition to any other remedies given Tenant by law or equity, Tenant may:

                (i) Declare the term ended and vacate the Premises and be relieved from all further obligations under this Lease; or

                (ii) Upon notice to Landlord and to the holder of any mortgage or deed of trust on the Premises of whom Tenant has notice pursuant to
Section 18, below; and without waiving or releasing Landlord from any obligation under this Lease, make such payment or perform such obligation of Landlord in such manner and to such extent as Tenant deems desirable. All sums paid by Tenant and all necessary costs and expenses in connection with the performance of any such obligation by Tenant, together with interest at the rate set forth in





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
Section 31(f) from the date Tenant makes such expenditure, shall be payable to Tenant by Landlord on Tenant's written demand therefor; or

                (iii) Sue for injunctive relief, specific performance of this Lease, and/or damages, as the case may be.

       (h) CUMULATIVE REMEDIES. Each party's remedies, as provided for herein, shall be cumulative, and are not in limitation of any other remedies at law or in equity or under this Lease.

18. PRIORITY: This Lease shall be subordinate to any first mortgage or deed of trust now existing or hereafter placed upon the Land, the Buildings or the Premises or any part thereof and to any and all advances to be made thereunder, and to interest thereon and all modifications, renewals and replacements or extensions thereof ("Landlord's Mortgage"); provided, however, that as a condition to such subordination, the holder of each such Landlord's Mortgage shall agree in writing not to disturb the possession of Tenant under the terms of this Lease for as long as Tenant is not in default hereunder beyond any applicable period to cure. Prior to the commencement of this Lease, Landlord shall use its best efforts to obtain such agreement from the holders of the existing Landlord's Mortgages affecting the Premises or any part thereof, which shall be a condition to closing of the purchase of the assets of the Company pursuant to that certain Asset Purchase Agreement of which this Lease is an exhibit, unless waived by the Purchaser thereunder. Upon request, Tenant shall attorn to the holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Land, Buildings or Premises at any sale or other proceeding under any Landlord's Mortgage. Agreements hereunder for subordination, non-disturbance and/or attornment shall be in form customarily used by commercial lenders in like circumstances. Tenant shall properly execute, acknowledge and deliver such documents which are required to effectuate the provisions of this Section 19.

19. SURRENDER OF POSSESSION: Subject to the terms of Section 11 relating to damage and destruction and Section 23 regarding condemnation, upon expiration or sooner termination of this Lease, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use, wear and tear excepted.

20. REMOVAL OF PROPERTY: Tenant shall remove all of its personal property and trade fixtures paid for by Tenant which can be removed without damage to the Premises at the expiration or sooner termination of this Lease, and shall repair any damage resulting therefrom or shall pay Landlord any damages for injury to the Premises or Building resulting from such removal (or pay Landlord the cost of such repair); and all other improvements and additions to the Premises shall thereupon become the property of Landlord. Landlord hereby acknowledges that it does not have a lien on any of the fixtures and personal property now owned or hereafter acquired by Tenant. Landlord hereby waives any right to any ownership interest, security interest, claim or other encumbrance in and to the fixtures or personal property now or hereafter existing, by operation of law or otherwise.

21. NON-WAIVER: Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent or Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent or Additional Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent or Additional Rent.

22. HOLDOVER: If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy which may be terminated as of the end of any calendar month or not less than thirty (30) days' prior written notice by either Landlord or Tenant to the other. During such tenancy, Tenant shall be bound by all of the terms, covenants and conditions herein so far as applicable, except rental which shall be the greater of (a) the then market rate for similar space in the vicinity of the Premises or (b) the Rent and Additional Rent stated herein.

23.    CONDEMNATION:

       (a) ENTIRE TAKING. If all or such portions of either Building as may be required for the reasonable use of such Building is taken by eminent domain, this Lease shall automatically terminate with respect to such Building as of the date title vests in the condemning authority. In the event of a taking of a material part of but less than all of a Building, where the remaining portions of the Building cannot be economically and effectively used for its then current purposes (whether on account of physical, economic, aesthetic or other reasons) or where Landlord determines the Building should be restored in such a way as to materially alter the Premises, either Landlord or Tenant may forward a written notice to the other not more than sixty (60) days after the date of taking of such parties' election to terminate this Lease. The term of this Lease shall expire with respect to such Building upon such date as specified in such notice but not earlier than sixty (60) days after the date of such notice.

       (b)    PARTIAL TAKING.  Subject to the provisions of the preceding
Section 23(a), in case of taking of a part of the Premises or a portion of a Building not required for the reasonable use of the Premises as reasonably determined by Tenant, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority.

       (c) AWARDS AND DAMAGES. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award. Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property and leasehold improvements paid for by Tenant (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

       (d) PARTIAL TERMINATION. In the event this Lease is terminated under this Section 23 with respect to one Building, then Rent shall be adjusted as provided in Section 11(c) above, subject to termination by Tenant as provided in Section 11(d).

24.    NOTICES:  All notices under this Lease shall be in writing and shall be
(i) delivered in person, (ii) sent by registered or certified mail, postage prepaid and return receipt requested, (iii) sent by telephone facsimile at the fax numbers specified below, or (iv) delivered by a reputable courier service to Landlord or Tenant; at the addresses specified below (and, if to Landlord, to the holder of any mortgage or deed of trust at such place as such holders shall specify to Tenant in writing):




         To Landlord:                      Partnership Leasing L.L.C.
                                           2807 Lincoln Way
                                           Lynnwood, WA 98037

                                           Attention:   Harry Poll and/or
                                                        Ronald G. Rudy

                                           FAX:         (206) 743-5224

         With a required copy to:          Whalen & Firestone LLP
                                           1221 Second Avenue, Suite 410
                                           Seattle, WA 98101

                                           Attention:   Jerome D. Whalen

                                           FAX:         (206) 624-7903

         To Tenant:                        Stuart Entertainment, Inc.
                                           3211 Nebraska Avenue
                                           Council Bluffs, IA 51501

                                           Attention:   President

                                           FAX:         (712) 323-3215

         With a required copy to:          Kutak Rock
                                           717 Seventeenth Street, Suite 2900
                                           Denver, CO 80202

                                           Attention:   Warren L. Troupe, Esq.

                                           FAX:         (303) 292-7799


or to such other address or fax number as either party may specify in a notice duly given to the other party as provided herein. Such notice shall be deemed given as of the date so delivered, telegraphed, faxed or mailed

25. COSTS AND ATTORNEYS FEES: If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder or possession of the Premises, each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys fees in such suit, at trial and on appeal, and in any bankruptcy proceeding, and such attorneys fees shall be deemed to have accrued on the filing of such action with the applicable court with jurisdiction over such matter.

26. LANDLORD'S CONSENT: Except as specified in other provisions of this Lease, whenever Landlord's consent or approval is required under the terms hereof, such consent or approval shall not be unreasonably withheld or delayed.

27. ESTOPPEL CERTIFICATES: Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement certifying to the extent true: That, as of the date of such certification, this Lease is in full force and effect; that there are no claims, defenses or off-sets which the Tenant has against the enforcement of this Lease; that no Rent has been paid more than one month in advance; and such other matters as Landlord may reasonably request. Any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or holder of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, and that not more than one month's Rent has been paid in advance as of such date.

28. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, provided that the transferee shall assume all the obligations of Landlord upon all the terms and conditions of this Lease arising from and after the date of such transfer, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee upon receipt of a document evidencing such assumption and assignment.

29. RIGHT TO PERFORM: If Tenant shall fail to pay any sum of money required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten
(10) days after notice thereof by Landlord, (or thirty (30) days in the event of a non-monetary default involving no substantial risk of loss or damage within such thirty (30) days), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section 29 as in the case of default by Tenant in the payment of Rent.

30. QUIET ENJOYMENT: Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises subject to the provisions of this Lease, as long as Tenant is not in default hereunder beyond applicable periods to cure.

31.      GENERAL:

         (a) HEADINGS. Titles to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         (b) HEIRS AND ASSIGNS. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

         (c) NO BROKERS. Each of Landlord and Tenant represents and warrants to the other that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless the other party against any loss, cost, liability or expense incurred by the other party as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of it.

         (d) ENTIRE AGREEMENT. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant's use of the Premises and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

         (e) SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

         (f) OVERDUE PAYMENTS. In the event any Rent, Additional Rent or other sums payable by Tenant under this Lease are not paid within ten (10) days after the due date thereof, Tenant shall pay to Landlord the greater of (i) interest on the overdue amount at a rate equal to three percentage points above the prime rate of interest published or announced from time to time by U.S. Bank Washington or its successor, or, in the absence of an established prime rate, five percentage points over that bank's rate for one year certificates of deposit, but not in excess of the highest lawful rate permitted under applicable laws, calculated from the original due date thereof to the date of payment; or (ii) a late payment fee equal to five percent (5%) of the overdue amount to compensate Landlord for the administrative and collection costs incident thereto.

         (g) FORCE MAJEURE. Except for the payment of Rent, Additional Rent or other sums payable by Tenant, time periods for Tenant's or Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's reasonable control.

         (h) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state of Washington.

         (i) MEMORANDUM OF LEASE. Upon request of either Landlord or Tenant, the parties shall execute, acknowledge and record a memorandum of this Lease in the form adequate to give notice of the terms hereof.

32. OPTION TO RENEW: Provided that Tenant is not then in default under this Lease beyond applicable periods to cure, Tenant shall have the right to renew the term of this Lease at the expiration of the Initial Term for one additional period of ten (10) years ("Renewal Period") by giving notice in writing to Landlord not less than twelve (12) months prior to the expiration of the Initial Term. If notice is not so given then this right to renew shall expire. Tenant's occupancy during the Renewal Period shall be upon all the terms and conditions provided in this Lease but at a rental rate as hereinafter described and with no further rights to renew. During the Renewal Period, the annual rental payable pursuant to Section l(e) of this Lease shall equal the then fair market rental value of the Premises at the commencement of the Renewal Period. If the parties are unable to agree upon the fair market rental value of the Premises within six (6) months prior to the date upon which the Renewal Period is to commence, then such value shall be established by appraisal of a qualified mutually agreeable appraiser (who shall be an MAI of the American Institute of Real Estate Appraisers or equivalent) or, in the event Landlord and Tenant are unable to agree upon an appraiser within six (6) months prior to the expiration of the Initial Term, then such appraiser shall be appointed by the presiding judge of the Superior Court of Snohomish County, State of Washington. The appraiser so chosen shall have at least five years' experience with commercial real estate values in the Lynnwood area of Snohomish County, Washington and shall not have been employed by any party hereto or affiliate within the preceding five (5) years. The terms of such appraisal shall require that the decision of the appraiser shall be delivered to the parties not later than one month prior to the expiration of the Initial Term. The costs of the appraisal shall be borne equally by Landlord and Tenant. The determination of the appraiser shall be binding upon the parties hereto.

33. RIGHT OF FIRST OFFER: As long as there does not exist an event of default under this Lease beyond the applicable periods to cure, during the term of this Lease Tenant shall have the right of first offer to purchase the Premises or any portion of the Premises as set forth in this Section 33. If Landlord shall elect to sell its interest in the Premises or any portion thereof:

         (a) NOTICE. Landlord shall promptly deliver to Tenant a notice of such election to sell together with a statement of the terms and conditions upon which Landlord is willing to sell its interest in the Premises or any portion thereof and Tenant may, within ninety (90) days after receipt thereof, offer to purchase the Premises or any portion thereof on the same terms as those set forth in such notice.

         If Tenant fails to reply to Landlord's notice within the stipulated ninety (90) day period, Landlord may proceed with its election to sell in accordance with the terms set forth in the notice to Tenant.

         (b) MODIFIED TERMS. Tenant's right of first offer shall remain applicable upon the terms and conditions of Section 33(a) hereof to an election to sell on modified terms if the purchase price under the election to sell on modified terms is less than ninety-five percent (95%) of the present value of the monetary consideration set forth in the original election to sell or if the non-monetary provisions are materially more favorable to the purchaser than those set forth in the notice to Tenant. If Landlord shall sell the Premises or any portion thereof after failure of Tenant to exercise its right of first offer, such sale shall be subject to this Lease provided, however, that this right of first offer shall terminate and shall not be applicable to any subsequent election to sell the Premises or such portion of the Premises.

         If the Premises or any portion of the Premises shall be conveyed to the Tenant under this right of first offer, any prepaid rent shall be apportioned and applied on account of the Purchase Price.

         (c) CONDITIONS ON SALE. If by the Tenant's reply to such notice Tenant shall agree to meet the election to sell, then Landlord and Tenant shall promptly enter into a formal contract for the purchase and sale of Landlord's interest in the Premises (or portion thereof) on the terms and conditions contained in such notice and in accordance with the terms hereof.

34. PARKING AREA: Attached as Exhibit B is the legal description of certain real property ("Parking Area") adjacent to Building Two, which is currently owned by Landlord and used by Tenant for parking for employees, customers and others. Such Parking Area shall be leased by Landlord to Tenant hereunder during the term of this Lease upon all the terms and conditions of this Lease insofar as applicable, specifically including indemnification and public liability insurance provisions and specifically excluding the right of first offer contained in
Section 33 hereof. So long as the Parking Area is subject to this Lease, Tenant shall pay any utility charges related to such use. The Parking Area shall be excluded from this Lease (i) upon at least 90 days' prior written notice by Landlord to Tenant of Landlord's election to terminate this Lease as to the Parking Area; (ii) upon effective date of any order of any governmental agency having jurisdiction thereof prohibiting the use of the Parking Area for parking by Tenant; or (iii) upon sale or commencement of development of the Parking Area by Landlord.

         IN WITNESS WHEREOF this Lease has been executed as of the day and year first above set forth.



         LANDLORD:                PARTNERSHIP LEASING L.L.C., a Washington
                                  limited liability company

                                         By:
                                                -------------------------------
                                                Harry Poll, Member and Manager

                                         By:
                                                -------------------------------
                                                Ronald G. Rudy, Member and
                                                Manager


         TENANT:                  STUART ENTERTAINMENT, INC., a Delaware
                                  corporation

                                         By:
                                                -------------------------------
                                                Albert F. Barber, Vice Chairman
                                                and Chief Executive Officer

STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF KING            )

         THIS IS TO CERTIFY that I know or have satisfactory evidence that Ronald G. Rudy as attorney-in-fact for Harry Poll is the person who appeared before me, and said person acknowledged that he signed this Instrument, on oath stated that he was authorized to execute the instrument on behalf of Harry
Poll as a member of PARTNERSHIP LEASING L.L.C., a limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         WITNESS my hand and official seal this the ____ day of __________, 19__.



STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF KING            )

         THIS IS TO CERTIFY than I know or have satisfactory evidence that Ronald G. Rudy is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as a Manager of PARTNERSHIP LEASING L.L.C., a limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         WITNESS my hand and official seal this the ____ day of __________, 19__.




                                          -------------------------------------
                                          Printed Name:
                                                       ------------------------
                                          Notary public in and for the state of
                                          Washington, residing at
                                                                 --------------
                                          -------------------------------------
                                          My appointment expires:
                                                                 --------------

STATE OF                  )
                          ) ss.
COUNTY OF                 )

         THIS IS TO CERTIFY that I know or have satisfactory evidence that ____________________ is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the ____________________ of STUART ENTERTAINMENT, INC., a Delaware corporation to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

         WITNESS my hand and official seal this the ____ day of __________, 19__.


                                          -------------------------------------
                                          Printed Name:
                                                       ------------------------
                                          Notary public in and for the state of
                                          Washington, residing at
                                                                 --------------
                                          -------------------------------------
                                          My appointment expires:
                                                                 --------------

                                 EXHIBIT A-1


                                 Building One

        That portion of Lots 8 and 9, Block 8, Alderwood Manor No. 7, according to the plat thereof recorded in Volume 9 of Plats, pages 100, 101 and 102, records of Snohomish County, Washington, lying easterly of State Highway No. 1, and more particularly described as follows: Beginning at the Southeast corner of said lot 9; thence North, along the east line of said lot 9, a distance of
10.24 feet to an intersection with the northerly margin of Lincoln Way as conveyed to Snohomish County by deed recorded under Auditor's File No. 7707110245, records of said county; thence S 77 degrees 31'00" E, along said Northerly road margin, a distance of 169,000 feet to the East line of the West
165.00 feet in width of said lot 8, thence due North, along said East line, a distance of 634.84 feet to the North line of said Lot 8; thence due West, along said north line and along the north line of said Lot 9, a total distance of
228.19 feet to the southeasterly margin of State Highway No. 1; thence S 32 degrees 55'00" W, along said highway margin a distance of 243.04 feet; thence S 57 degrees 05'00" E, a distance of 144.56 feet; thence South, a distance of
309.61 feet to an intersection with the south line of said Lot 9; thence S 77 degrees 31'00" E, along said south line, a distance of 75.70 feet to the point of beginning.

                                 EXHIBIT A-2


                                 Building Two


That Portion of Lot 1, Block 11, Alderwood Manor No. 7 as per plat recorded in volume 9 of plats, 100-101, records of Snohomish County, Washington.
Described as follows:

Beginning at the Northwest corner of said Lot 1;

Thence, South along the West line of said Lot 478.07 feet to the Southwest corner of said lot;

Thence, East along the South line of said Lot 243.76 feet; Thence, North 434.34 feet to a point in the Northerly line of said Lot 1, being also the Southerly margin of Lincoln Way as established to 40.00 in width;

Thence, N 77 degrees 31'00" West along said margin 249.66 feet to the point of beginning.

Except therefrom the Northerly 10.00 feet to be deeded to Snohomish County for additional road right of way,

(Also known as Parcel 1 & 2 of short plat (6-82) recorded under Auditor's No. 8301110221)

Subject to the following:
Right to the Public to make necessary slopes for cuts or fills upon the property;
Right to continue to drain said roads and ways over and across any lot, or lots where water might take a natural course; Short plat including terms and conditions as filed under no. 8301110221.

                                  EXHIBIT B

                                 Parking Area

That portion of Lot 9 and 10, Block 8, Alderwood Manor No. 7, according to the plat thereof recorded in Volume 9 of Plats, pages 100, 101 and 102, records of Snohomish County, Washington, lying easterly of State Highway No. 1, and more particularly described as follows: Beginning at the southeast corner of said Lot 9; then N 77 degrees 31'00" W, along the south line of said Lot 9, a distance of 75.70 feet to the True Point of Beginning of the parcel herein described; thence North, a distance of 309.61 feet; then N 57 degrees 05'00" W, a distance of 144.56 feet to an intersection with the southeasterly margin of State Highway No. 1; thence S 32 degrees 55'00" W, along said southeasterly margin, a distance of 376.45 feet to an intersection with the south line of said Lot 10; thence S 77 degrees 31'00" E, along the south line of said Lot 10 and 9, a distance of 333.81 feet to the True Point of Beginning.

Containing 77,665 square feet.